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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of February 7th, 2000, by and between Central European Distribution Corporation, Inc., a Delaware corporation (the "Company"), and Neil Crook ("Officer").

        WHEREAS, the Company desires to employ the Officer and the Officer desires to be employed by the Company, on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

        1. Term. The employment of the Officer by the Company shall commence on
           ----
the date of February 7th, 2000 and end three (3) years thereafter (the "Expiration Date").

        2. Position and Duties. The Officer shall serve as chief financial
           -------------------
officer of the Company. The job description is outlined in the employment contract with the Company's subsidiary, Carey Agri. The officer shall devote the Officer's reasonable best efforts and substantially full business time to the performance of the Officer's duties and advancement of the business and affairs of the Company and the Subsidiary. Officer acknowledges that it is the intent of the Company that his primary responsibilities shall be in connection with the business of the Subsidiaries.

        3. Compensation.
           ------------

           5(a). Base Salary. The Officer shall be paid an annual base salary
                 -----------
(the "Base Salary") at the rate of $39,000 per year.

           5(b). Stock Options. As part of the consideration for entering into
                 -------------
this Agreement and performing services hereunder, the Company grants stock options for 30,000 shares in yearly blocks starting from the employment date of February 7th, 2000. The exercise price for each block shall be according to the following table:

           February 7th, 2000        5,000 shares of common stock
           February 7th, 2001       10,000 shares of common stock
           February 7th, 2002       15,000 shares of common stock

           (i) Each block shall be valid for a period of 48 months from the exercise date and cannot be exercised for a statutory holding period of 12 months from the grant date.































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           (ii) If the employment contract is terminated by either party during any year the options for that year and any future options will be terminated. Any options received in prior years will still be valid.

           5(c). Other Benefits. The Officer shall be entitled to participate
                 --------------
in such plans and to receive such bonuses, incentive compensation and fringe benefits as may be granted or established by the Company from time to time, including the use of an automobile.

           5(d). Vacation; Holidays. The Officer shall be entitled to all
                 ------------------
public holidays observed by the Subsidiary and vacation in accordance with the applicable vacation policies for senior officers of the Company, which shall be taken at any reasonable time or times.

        6. Expenses. The Company and the Subsidiary shall reimburse the Officer
           --------
for all reasonable expenses incurred by the Officer (in accordance with the policies and procedures in effect for senior officers of the Company and the Subsidiaries) in connection with the Officers services under this Agreement. The Officer shall account to the Company or the Subsidiary, as the case may be, for such expenses in accordance with the policies and procedures established by the Company or Subsidiary.

        7. Confidential Information. The Officer covenants and agrees that the
           ------------------------
Officer will not ever, without the prior consent of the Board or a person authorized by the Board, publish or disclose to any unaffiliated third party or use for the Officer's personal benefit of advantage any confidential information with respect to any of the Company's or Subsidiaries' products, services, subscribers, suppliers, marketing techniques, methods or future plans disclosed to the Officer as a result of the Officer's employment with the Company, to the extent such information has heretofore remained confidential (except for unauthorized disclosures) and except as otherwise ordered by a court of competent jurisdiction.

        8. Non-Competition. The Officer covenants and agrees that the Officer
           ---------------
will not, during the Officer's employment hereunder and for a period of one (1) year thereafter (to the extent permitted by law), at any time and in any state or other jurisdiction in which the Company or Subsidiary is engaged or has reasonably firm plans to engage in business, (i) compete with the Company or any Subsidiaries on behalf of the officer or any third party; (ii) participate as a director, agent, representative, stockholder or partner or have any direct or indirect financial interest in any enterprise in which engages in the alcohol production distribution business or any other business in which the Company or Subsidiaries are engaged; or (iii) participate as an employee of officer in any enterprise in which the Officer's responsibility relates to alcohol production distribution business or any other business in which the Company or Subsidiaries are engaged.




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        9. Termination of Employment
           -------------------------

           9(a). Death. The Officer's employment hereunder shall terminate upon
                 -----
the Officer's death.

           9(b). By the Company. The Company may terminate the Officer's
                 --------------
employment hereunder under the following circumstances with 180 days notice unless there has been a material breach of the Agreement.

           (i) If the Officer shall have been unable to perform all of the Officer's duties hereunder by reason of illness, physical or mental disability or other similar incapacity, which inability shall continue for more than three
(3) consecutive months, the Company may terminate the Officer's employment hereunder.

           9(c). By the Officer. The Officer may terminate the Officer's
                 --------------
employment hereunder for "Good Reason" with 180 days notice. For purposes of this Agreement, "Good Reason" shall mean (i) the Company's failure to perform or observe any material terms or provisions of this Agreement, and the continued failure of the Company to cure such default within thirty (30) days after written demand for performances has been given to the Company by the Executive, which demand shall describe specifically the nature of the alleged failure to perform or observe such material terms of provisions; or (ii) a material reduction in the scope of the Officer's responsibilities and duties. The termination notice will be 180 days.



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        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove written.

                                        CENTRAL EUROPEAN DISTRIBUTION
                                        CORPORATION


                                        By:    /s/ William V. Carey
                                            ------------------------------
                                            Name: William V. Carey


                                        THE OFFICER:

                                             /s/ Neil Crook
                                        ------------------------------
                                                 Neil Crook